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To:    Rick Caruso
        Carolyn Green
        Jose de Jesus Legaspi
        Judy Miller
        Marcia Volpert


From: Phil John (PSC Energy)


Copy: Bill McCarley (General Manager DWP)


                                                                          February 4th, 1997


Please find attached a copy of PSC Energy's End of Engagement Report, which was agreed as one of our deliverables for Year 2 of PSC Energy's contract with the Department.


The report is a chronology of our efforts and results during the 2 years we have been assisting the
Department with its Business Transformation Program. Unlike several of our other reports, it is not a technical document, nor does it aim to provide specific details of our activities or results in relation to contracted deliverables. It does, however, aim to set out how PSC Energy came to be here at the
Department, the reasoning behind our contract, some of the more dramatic results from our collective efforts, and closes with an indication of what should happen to ensure continued business transformation at the Department.


You may find the report useful as a means of conveying the "DWP Story" to other interested parties, in the overall context of the changes currently taking place in the California electric market.


When you have had the opportunity to review the document, I would be pleased to meet with you to discuss any questions or queries you may have.


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/s/

P V John


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